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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-28767) pertaining to Providian Financial Corporation 1997 Stock Option Plan and the Providian Financial Corporation Stock Ownership Plan, Registration Statement (Form S-8 No. 333-57409) pertaining to Providian Financial Corporation 1997 Employee Stock Purchase Plan and the Providian Financial Corporation Registration Statement (Form S-3 No. 333-55937) of our report dated January 20, 1999, with respect to the consolidated financial statements of Providian Financial Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998.

                                                /s/ Ernst & Young LLP

March 29, 1999